Exhibit 99.1

IQVIA Reports First-Quarter 2025 Results

•Revenue of $3,829 million
•GAAP Net Income of $249 million, Adjusted EBITDA of $883 million
•GAAP Diluted Earnings per Share of $1.40, Adjusted Diluted Earnings per Share of $2.70
•R&D Solutions quarterly bookings of $2.1 billion, resulting in trailing-twelve-month bookings of $9.7 billion and a trailing-twelve-month book-to-bill ratio of 1.14x
•R&D Solutions contracted backlog of $31.5 billion, up 4.8 percent year-over-year
•TAS Revenue of $1,546 million, up 6.4 percent reported year-over-year and 7.6 percent at constant currency
•Operating Cash Flow of $568 million and Free Cash Flow of $426 million, up 13 percent year-over-year, representing 89 percent of Adjusted Net Income
•Repurchased $425 million of common stock
•Raised full-year revenue guidance by $275 million to reflect more favorable foreign currency exchange rates; reaffirmed profit guidance

RESEARCH TRIANGLE PARK, N.C. – (BUSINESS WIRE) – May 6, 2025 – IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries, today reported financial results for the quarter ended March 31, 2025.

First-Quarter 2025 Operating Results
Revenue for the first quarter of $3,829 million increased 2.5 percent on a reported basis and 3.5 percent at constant currency, compared to the first quarter of 2024. Technology & Analytics Solutions (TAS) revenue of $1,546 million increased 6.4 percent on a reported basis and 7.6 percent at constant currency. Research & Development Solutions (R&DS) revenue of $2,102 million increased 0.3 percent on a reported basis and 1.1 percent at constant currency. Excluding reimbursed expenses, R&DS revenue grew 1.2 percent on a reported basis. Contract Sales & Medical Solutions (CSMS) revenue of $181 million decreased 4.2 percent on a reported basis and 2.1 percent at constant currency.

As of March 31, 2025, R&DS contracted backlog, including reimbursed expenses, was $31.5 billion, growing 4.8 percent year-over-year and 4.6 percent at constant currency. The company expects approximately $7.9 billion of this backlog to convert to revenue in the next twelve months. First quarter net new bookings were $2.1 billion, representing a book-to-bill ratio of 1.02x, and resulting in a trailing-twelve-month book-to-bill ratio of 1.14x.

First-quarter GAAP Net Income was $249 million and GAAP Diluted Earnings per Share was $1.40. Adjusted EBITDA was $883 million, up 2.4 percent year-over-year. Adjusted Net Income was $479 million and Adjusted Diluted Earnings per Share was $2.70, up 2.4 percent and 6.3 percent, respectively.

"IQVIA delivered strong revenue and profit performance, at the high-end of our expectations," said Ari Bousbib, chairman and CEO of IQVIA. "In the clinical trial business, we experienced delayed decision-making by customers on new programs, reflecting incremental macroeconomic and industry sector uncertainty. Despite the environment, our R&DS forward-looking indicators such as qualified pipeline, RFP flow, and backlog continued to grow. On the commercial side, the TAS business delivered above target performance, with revenue growth of 7.6 percent at constant currency. Our strong financial results demonstrate that we are navigating the current market conditions more effectively than our sector, reflecting the scale and strength of our differentiated portfolio and the resilience of our operational execution."

Financial Position
As of March 31, 2025, cash and cash equivalents were $1,740 million and debt was $14,330 million, resulting in net debt of $12,590 million. IQVIA’s Net Leverage Ratio was 3.40x trailing twelve-month Adjusted EBITDA. For the first quarter, Operating Cash Flow was $568 million and Free Cash Flow was $426 million.

Share Repurchase
During the first quarter of 2025, the company repurchased $425 million of its common stock. IQVIA had $2,588 million of share repurchase authorization remaining as of March 31, 2025.

Full-Year 2025 Guidance
To reflect the favorable change in foreign currency exchange rates since the company released its prior guidance, the company is raising its full-year 2025 revenue guidance to be between $16,000 million and $16,400 million. The company reaffirms its profit guidance of Adjusted EBITDA between $3,765 million and $3,885 million, and Adjusted Diluted Earnings per Share between $11.70 and $12.10.

All financial guidance assumes foreign currency exchange rates as of May 5, 2025 remain in effect for the forecast period.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its first-quarter 2025 results and its second-quarter and full-year 2025 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries. IQVIA’s portfolio of solutions are powered by IQVIA Connected Intelligence™ to deliver actionable insights and services built on high-quality health data, Healthcare-grade AI™, advanced analytics, the latest technologies and extensive domain expertise. IQVIA is committed to using artificial intelligence ("AI") responsibly, with AI-powered capabilities built on best-in-class approaches to privacy, regulatory compliance and patient safety, and delivering AI to the high standards of trust, scalability and precision demanded by the industry. With approximately 89,000 employees in over 100 countries, including experts in healthcare, life sciences, data science, technology and operational excellence, IQVIA is dedicated to accelerating the development and commercialization of innovative medical treatments to help improve patient outcomes and population health worldwide.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year 2025 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, and international conflicts or other disruptions outside of our control; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to the enactment of legislation or the imposition of regulations or other restrictions or actions by governments that create business uncertainty and have the potential to limit trade; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation, and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Gross Leverage Ratio, Net Leverage Ratio and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements, trademarks and trade names from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our full-year 2025 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

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Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(preliminary and unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
Revenues	$3,829	$3,737
Cost of revenues, exclusive of depreciation and amortization	2,531	2,444
Selling, general and administrative expenses	508	508
Depreciation and amortization	265	264
Restructuring costs	29	15
Income from operations	496	506
Interest income	(11)	(11)
Interest expense	165	166
Loss on extinguishment of debt	4	—
Other expense, net	15	11
Income before income taxes and equity in losses of unconsolidated affiliates	323	340
Income tax expense	61	49
Income before equity in losses of unconsolidated affiliates	262	291
Equity in losses of unconsolidated affiliates	(13)	(3)
Net income	$249	$288
Earnings per share attributable to common stockholders:
Basic	$1.42	$1.58
Diluted	$1.40	$1.56
Weighted average common shares outstanding:
Basic	175.7	181.9
Diluted	177.4	184.3

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(in millions, except per share data)	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,740	$1,702
Trade accounts receivable and unbilled services, net	3,268	3,204
Prepaid expenses	166	154
Income taxes receivable	43	36
Investments in debt, equity and other securities	136	141
Other current assets and receivables	558	592
Total current assets	5,911	5,829
Property and equipment, net	533	535
Operating lease right-of-use assets	235	238
Investments in debt, equity and other securities	130	108
Investments in unconsolidated affiliates	253	266
Goodwill	15,027	14,710
Other identifiable intangibles, net	4,503	4,499
Deferred income taxes	245	194
Deposits and other assets, net	485	520
Total assets	$27,322	$26,899
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,559	$3,684
Unearned income	1,940	1,779
Income taxes payable	139	156
Current portion of long-term debt	1,222	1,145
Other current liabilities	319	193
Total current liabilities	7,179	6,957
Long-term debt, less current portion	13,108	12,838
Deferred income taxes	197	196
Operating lease liabilities	177	173
Other liabilities	676	668
Total liabilities	21,337	20,832
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of March 31, 2025 and December 31, 2024, $0.01 par value, 258.5 shares issued and 174.1 shares outstanding as of March 31, 2025; 258.2 shares issued and 176.1 shares outstanding as of December 31, 2024	11,173	11,143
Retained earnings	6,314	6,065
Treasury stock, at cost, 84.4 and 82.1 shares as of March 31, 2025 and December 31, 2024, respectively	(10,532)	(10,103)
Accumulated other comprehensive loss	(978)	(1,038)
Equity attributable to IQVIA Holdings Inc.’s stockholders	5,977	6,067
Noncontrolling interests	8	—
Total stockholders’ equity	5,985	6,067
Total liabilities and stockholders’ equity	$27,322	$26,899

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Three Months Ended March 31,
(in millions)	2025	2024
Operating activities:
Net income	$249	$288
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	265	264
Amortization of debt issuance costs and discount	5	5
Stock-based compensation	72	56
Losses from unconsolidated affiliates	13	3
Loss (gain) on investments, net	1	(12)
Benefit from deferred income taxes	(41)	(66)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	128	65
Change in other operating assets and liabilities	(124)	(81)
Net cash provided by operating activities	568	522
Investing activities:
Acquisition of property, equipment and software	(142)	(145)
Acquisition of businesses, net of cash acquired	(134)	(142)
Sales (purchases) of marketable securities, net	2	(1)
Investments in unconsolidated affiliates, net of payments received	(13)	(24)
Investments in debt and equity securities	(19)	(2)
Other	1	—
Net cash used in investing activities	(305)	(314)
Financing activities:
Proceeds from issuance of debt	1,985	—
Payment of debt issuance costs	(6)	—
Repayment of debt and principal payments on finance leases	(2,096)	(43)
Proceeds from revolving credit facility	275	275
Repayment of revolving credit facility	—	(275)
Payments related to employee stock incentive plans	(35)	(60)
Repurchase of common stock	(375)	—
Contingent consideration and deferred purchase price payments	(6)	(3)
Net cash used in financing activities	(258)	(106)
Effect of foreign currency exchange rate changes on cash	33	(34)
Increase in cash and cash equivalents	38	68
Cash and cash equivalents at beginning of period	1,702	1,376
Cash and cash equivalents at end of period	$1,740	$1,444

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(preliminary and unaudited)

	Three Months Ended March 31,
(in millions)	2025	2024
Net Income	$249	$288
Provision for income taxes	61	49
Depreciation and amortization	265	264
Interest expense, net	154	155
Loss in unconsolidated affiliates	13	3
Stock-based compensation	72	56
Other expense, net (1)	15	21
Loss on extinguishment of debt	4	—
Restructuring and related expenses (2)	42	22
Acquisition related expenses	8	4
Adjusted EBITDA	$883	$862

(1)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(2)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(preliminary and unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
Net Income	$249	$288
Provision for income taxes	61	49
Purchase accounting amortization (1)	125	129
Loss in unconsolidated affiliates	13	3
Stock-based compensation	72	56
Other expense, net (2)	15	21
Loss on extinguishment of debt	4	—
Restructuring and related expenses (3)	42	22
Acquisition related expenses	8	4
Adjusted Pre Tax Income	$589	$572
Adjusted tax expense	(110)	(104)
Adjusted Net Income	$479	$468

Adjusted earnings per share attributable to common stockholders:
Basic	$2.73	$2.57
Diluted	$2.70	$2.54
Weighted average common shares outstanding:
Basic	175.7	181.9
Diluted	177.4	184.3

(1)    Reflects all the amortization of acquired intangible assets.
(2)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(3)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(preliminary and unaudited)

(in millions)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Net Cash provided by Operating Activities	$568	$522
Acquisition of property, equipment and software	(142)	(145)
Free Cash Flow	$426	$377

Table 7
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF MARCH 31, 2025
(preliminary and unaudited)

(in millions)
Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of March 31, 2025	$14,330
Net Debt as of March 31, 2025	$12,590
Adjusted EBITDA for the twelve months ended March 31, 2025	$3,705
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	3.87x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.40x

Contacts:

Kerri Joseph, IQVIA Investor Relations (kerri.joseph@iqvia.com)
+1.973.541.3558